                                                                   Exhibit 10.50

                                                               EXECUTION VERSION

                            TIME BROKERAGE AGREEMENT

                                 By and Between

                                  KARK-TV, INC.

                                       and

                    NEXSTAR BROADCASTING OF LITTLE ROCK, LLC

                                December 30, 2002

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                                TABLE OF CONTENTS

1.       Overall Purpose and Term.................................................................................2

2.       Station Facilities.......................................................................................2

3.       Revenue..................................................................................................2

4.       Compensation.............................................................................................2

5.       Responsibilities.........................................................................................3
         (a)      The Broker's Responsibilities...................................................................3
         (b)      The Owner's Responsibilities....................................................................3
         (c)      Additional Responsibilities.....................................................................3
         (d)      Renewal, Modification and Cancellation of Contracts.............................................4

6.       Revenues and Deposits....................................................................................4
         (a)      Revenues from Broadcast Time Sales and Uses of Station's
                   Studio/Production Facilities during the Term...................................................4
         (b)      Bank Accounts for Revenues from Broker's Activities/Payments
                   By Broker from Such Revenues...................................................................5

7.       Handling of Station Communications.......................................................................5

8.       The Owner's Compliance With FCC Rules and Policies.......................................................5

9.       Programming and the Public Interest......................................................................5

10.      Special Programs.........................................................................................6

11.      Station Identification...................................................................................7

12.      Station Facilities.......................................................................................7
         (a)      Operation of Station............................................................................7
         (b)      Interruption of Normal Operations...............................................................7
         (c)      Studio Location.................................................................................7

13.      Political Advertising....................................................................................7

14.      Children's Programming...................................................................................8

15.      The Owner's Responsibility For Compliance with FCC Technical Rules.......................................8

16.      Force Majeure............................................................................................8

17.      Trade Secrets and Proprietary Information................................................................9

18.      Payola and Conflicts of Interest.........................................................................9

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

19.      The Broker's Compliance with Law........................................................................10

20.      Indemnification.........................................................................................10
         (a)      The Broker's Indemnification of the Owner......................................................10
         (b)      The Owner's Indemnification of the Broker......................................................10
         (c)      Indemnification Procedures.....................................................................11
         (d)      Insurance......................................................................................11

21.      Events of Default.......................................................................................11
         (a)      Insolvency.....................................................................................11
         (b)      Breach or Default in Representations and Covenants.............................................11
         (c)      Non-Payment....................................................................................12

22.      Termination.............................................................................................12
         (a)      Termination Upon Event of Default..............................................................12
         (b)      Termination Upon Closing.......................................................................12
         (c)      Termination Upon Order of Governmental Authority...............................................12
         (d)      Termination Upon Sale of Station or other Event................................................13

23.      Effect of Termination Other Than at Closing.............................................................13
         (a)      Reimbursement of Capital Expenditures..........................................................13
         (b)      Collection of Post-Commencement, Pre-Termination Receivables and
                   Payment of Post-Commencement, Pre-Termination Payables........................................13
         (c)      Billing and Performance by the Owner...........................................................14
         (d)      Collection and Application by the Owner........................................................14
         (e)      Non-Interference...............................................................................14
         (f)      Payment of Pre-Termination Payables............................................................15
         (g)      Adjustment Amount..............................................................................15
         (h)      Reports:  Adjustment Procedures................................................................15
         (i)      Proration......................................................................................16
         (j)      Condition of Property..........................................................................17

24.      Authorizations..........................................................................................17

25.      Billing; Records........................................................................................17

26.      Notices.................................................................................................17

27.      Modification and Waiver.................................................................................18

28.      Governing Law...........................................................................................18

29.      Headings; Interpretation................................................................................18

30.      Assignment..............................................................................................18

31.      Counterparts............................................................................................19

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
32.      Entire Agreement........................................................................................19

33.      No Partnership or Joint Venture Created.................................................................19

34.      Severability............................................................................................19

35.      Legal Effect............................................................................................19

36.      No Party Deemed Drafter.................................................................................19

37.      Guaranty................................................................................................19

                                       iii

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                            TIME BROKERAGE AGREEMENT

                  This TIME BROKERAGE AGREEMENT (this "Agreement") is entered into as of December 30, 2002, by and between KARK-TV, INC., an Arkansas corporation, (the "Owner") and Nexstar Broadcasting of Little Rock, LLC, a Delaware limited liability company (the "Broker"), and the other parties listed below signing this Agreement. Capitalized terms used but not defined herein will have the meaning set forth in the Purchase Agreement (as defined below).

                  WHEREAS, the Owner is the owner and operator of television broadcast station KARK-TV, licensed to Little Rock, Arkansas, and assets relating thereto (the "Station"), pursuant to authorization(s) issued by the Federal Communications Commission ("FCC");

                  WHEREAS, the parties hereto have carefully considered the Communications Act of 1934, as amended (the "Communications Act"), and the FCC's rules and policies adopted pursuant thereto, and intend that this Agreement in all respects comply with said Communications Act and FCC rules and policies;

                  WHEREAS, the Owner desires to enter into this Agreement to provide a regular source of diverse programming and income to sustain the operations of the Station;

                  WHEREAS, the Broker desires to provide an over-the-air program service to the Little Rock, Arkansas area using the facilities of the Station;

                  WHEREAS, the Owner agrees to provide time on the Station exclusively to the Broker on terms and conditions that conform to policies of the Owner and the FCC for time brokerage arrangements and that are as set forth herein;

                  WHEREAS, the Broker agrees to utilize the Station's transmitting facilities solely to broadcast programming of the Broker's selection that conforms with the policies of the Owner and with all rules, regulations and policies of the FCC, and as set forth herein;

                  WHEREAS, the Owner maintains, and will continue to maintain during the term of this Agreement, ultimate control over the Station's facilities including control over the Station's finances and programming and the Owner's personnel; and

                  WHEREAS, contemporaneously herewith, the Owner, certain affiliates of the Owner, the Broker and certain affiliates of the Broker have entered into a Stock Purchase Agreement (the "Purchase Agreement"), pursuant to which an affiliate of the Broker will purchase all of the outstanding capital stock of the Owner's parent company, United Broadcasting Corporation;

                  NOW, THEREFORE, in consideration of the foregoing, and of the mutual promises set forth herein, and for other good and valuable consideration, the sufficiency of which the Owner and the Broker hereby acknowledge, the Owner and the Broker, intending to be bound legally, hereby agree as follows:

                  1. Overall Purpose and Term. In accordance with the terms and subject to the limitations set forth herein: (a)the Broker will provide programming to the Owner for the Station, promote the Station and its programming, sell commercial and other time on the Station and bill for and collect the payments for time sales on the Station; and (b)the Owner will maintain the Station's transmitting and microwave relay facilities, and make such facilities available to the Broker for the purposes of its activities under this Agreement. Subject to the terms of this Agreement, each party hereby warrants and covenants that it will fulfill said obligations, and their other obligations specified herein, to the fullest extent permitted by law (including the FCC's rules and policies) in a diligent, reasonable manner. The Broker will begin its time brokerage activities with regard to the Station pursuant to this Agreement at 12:01 AM, Little Rock, Arkansas time, on the Commencement Date as defined in the Purchase Agreement. Except as otherwise provided in this Agreement, the term of this Agreement will be the period from the Commencement Date until this Agreement terminates under Section 22 hereof (the "Term").

                  2. Station Facilities. The Owner will make the Station's television broadcasting transmission facilities available to the Broker for broadcast on the Station of programs selected by the Broker in accordance with the terms and conditions hereof, and advertising/commercial announcements sold by the Broker, which may originate from the Station's studios, the Broker's studios or from other sources contracted for by the Broker. In addition, the Owner grants to Broker, at no additional cost, during the Term, an exclusive license to use (except with respect to Owner's own use for the Station pursuant to this Agreement) all of the Owner's studio and production facilities and related property and equipment and Owner's related vehicles in connection with Broker's activities with regard to the Station pursuant to this Agreement. Broker shall exercise due care not to damage any of the real or personal property owned or leased by Owner. The Morris Network, Inc. offices shall be maintained by Owner in their present location throughout the Term.

                  Owner and its affiliates now use, or intend to use, Owner's "OSI System" for or in connection with not only the Station, but also other television stations of Owner's affiliates (including but not limited to those located in Macon, Georgia, Dothan, Alabama, and/or Gulfport, Mississippi). Notwithstanding anything to the contrary contained in this Agreement or the Purchase Agreement, Owner and its affiliates shall have the right to utilize the OSI System until the later of Closing (as defined in the Purchase Agreement) or the termination of this Agreement for or in connection with the operations of the television stations of Owner and its affiliates, and Broker shall provide all reasonable cooperation and assistance to facilitate such use.

                  3. Revenue. The Broker will be entitled to all revenues resulting from the sale of advertising and other time on the Station during the Term, including all revenue from the sale of advertising and other time during the Owner's public service programming or other programming provided by the Owner pursuant to Sections 9 and 10, or otherwise resulting from the operation of the Station.

                  4. Compensation. As consideration for the Owner permitting the Broker to broadcast the Broker's programming on the Station pursuant to terms of this Agreement, the

                                        2

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Broker will pay to the Owner the amounts described on Exhibit A (collectively, the "Time Brokerage Fees") within the time periods for payment described on said exhibit.

                  5.       Responsibilities.

                  (a)      The Broker's Responsibilities.

                  (i) The Broker will employ and be responsible for paying the salaries, commissions, payroll taxes, insurance and all other related costs for employees of the Broker engaged in the Broker's time brokerage activities under this Agreement.

                  (ii) The Broker will be responsible for utilizing the Broker's and the Owner's employees to operate and maintain the Owner's studio, production and master control facilities and to acquire, compile, produce, broadcast and sell the Station's programming and commercial messages.

                  (iii) In performing its obligations under this Agreement, the Broker will use commercially reasonable efforts to adhere to and fulfill all of the terms, conditions and obligations under all Contracts relating to the business and operation of the Station.

                  (b)      The Owner's Responsibilities.

                  (i) The Owner will employ and be responsible for paying the salaries, commissions, payroll taxes, insurance and all other related costs of its employees. In this regard, the Owner will employ, at a minimum, one full-time General Manager for the Station, and one Chief Engineer/Chief Operator for the Station. Such General Manager (the "General Manager") will be responsible for overseeing all operational aspects of the Station. In addition to the General Manager and the Chief Engineer/Chief Operator, the Owner will employ Dean Hinson who shall supervise the General Manager and the Station generally, as well as Joe Welch on the basis described below in Section 5(c)(i).

                  (ii) The Owner will be responsible for all (A) lease obligations in connection with property leased (if any) to the Owner,
         (B) utility bills for utility services at the Station's main studio/office location(s) and its tower/transmitter sites, (C) telephone system maintenance costs and local exchange and long distance telephone service costs for the Owner's telephone system(s) and usage at the Station's main studio/office location(s) and at the Station's tower/transmitter sites, (D) costs of engineering and technical personnel necessary to assure compliance with the FCC's rules and policies and maintenance and repair of the Station's transmitting and microwave relay facilities, (E) all liabilities and obligations under all Contracts to which the Owner is a party relating to the business and operations of the Station, (F) premiums for insurance required to be maintained by the Owner under this Agreement, (G) real and personal property taxes, (H) business, license and FCC regulatory fees, (I) reasonable maintenance, repair and necessary capital replacement or expenditure costs for the Station's studio, transmission and production equipment; and (J) any other expenses related to the operation of the Station in the ordinary course of business other than those paid directly by the Broker.

                  (c)      Additional Responsibilities.

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                  (i)      The Broker will be fully responsible for the
         supervision and direction of its employees, and the Owner will be fully responsible for the supervision and direction of its employees. During the Term, Broker and Owner each shall employ Joe Welch, the Station's business manager, on a mutually agreeable basis, it being agreed that such person shall be employed by Owner to facilitate Owner's performing certain of its responsibilities hereunder. Broker and Owner each shall pay one-half of the total cost to employ Joe Welch, and Joe Welch shall receive substantially the same rate of compensation as he is receiving immediately prior to the date hereof.

                  (ii) The Broker and the Owner will pay their respective expenses owed to third parties with regard to the Station and in no event will any such payable remain unpaid for more than thirty (30) days after it is due unless such payable is being disputed in good faith. The Broker and the Owner will timely pay sums due to the other under this Agreement in accordance with the terms hereof.

                  (iii) Except as otherwise mutually agreed, as between the Owner and the Broker, the Owner is and will continue to be responsible for all its obligations pursuant to any contracts of employment of employees of the Station who remain in the employment of the Owner and any contracts with labor unions to which the Owner is a party.

                  (d) Renewal, Modification and Cancellation of Contracts. The Owner will comply with all reasonable requests of the Broker with respect to the renewal and cancellation of contracts (in accordance with their terms) or the entry into or the modification of contracts which affect the Broker's time brokerage activities with regard to the Station pursuant to this Agreement. Notwithstanding anything to the contrary in this Agreement, in no event shall Broker request that Owner renew, modify, terminate or enter any contract or agreement of any nature, whether related to Broker's time brokerage activities or otherwise (specifically including but not limited to agreements related to networks, programming, or the sale of commercial and/or other time on the Station), which has or may reasonably be expected to have an expiration after the Scheduled Closing Date which Owner, in Owner's reasonable discretion, does not believe to be in the best interests of the Station.

                  6.       Revenues and Deposits.

                  (a) Revenues from Broadcast Time Sales and Uses of Station's Studio/Production Facilities during the Term. The Broker will have the exclusive right to sell, either directly or indirectly through sales representatives, and will be solely responsible for billing and collecting payments for, all programs and commercials aired on the Station (whether during programming selected by Broker or programming selected by the Owner) during the term of this Agreement and production fees for uses of the Station's studio/production facilities during the term of this Agreement, except that no such contract, without the written consent of Owner in Owner's reasonable discretion, shall extend beyond the Scheduled Closing Date. The Broker may contract and bill in its own name for the sale of broadcast time on the Station during the term of this Agreement and uses of the Station's studio/production facilities during the term of this Agreement. The Broker also will have the right to negotiate for and to receive all compensation due to the Station solely with respect to time periods beginning on or after the Commencement Date and ending on or before the end of the Term of this Agreement (i)from

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cable television systems pursuant to the "retransmission consent" provisions of the Cable Television Consumer Protection and Competition Act of 1992, as amended, and FCC's the rules enacted pursuant thereto, and (ii) from DBS providers pursuant to the Satellite Home Viewer Improvement Act of 1999 and the FCC's rules enacted pursuant thereto, and the Owner will take, and refrain from taking, actions as to matters under such Acts and rules from time to time in accordance with the Broker's reasonable requests.

                  (b) Bank Accounts for Revenues from Broker's Activities/Payments By Broker from Such Revenues. The Broker may deposit any sums it receives pursuant to Section 6(a) or otherwise with respect to the Station into a bank account (or accounts) of the Broker established by the Broker, in the Broker's name, for this purpose (the "Station Bank Account(s)"), and the funds in the Station Bank Account(s) will be the property of the Broker except as otherwise provided in this Agreement or the Purchase Agreement. Solely with respect to payments which the Broker is authorized to receive under this Agreement, the Broker is authorized to endorse payments received in names other than Broker's (e.g., "KARK" or "KARK-TV") in order to deposit such payments into the Station Bank Account(s).

                  7. Handling of Station Communications. The Owner will receive and handle mail, faxes, telephone calls and e-mail from members of the public in connection with the operation of the Station.

                  8. The Owner's Compliance With FCC Rules and Policies. The Owner will comply in all material respects with all FCC rules and policies applicable to the Station. Without limiting the foregoing sentence, the Owner's obligations will include ascertaining the needs and interests of the Station's service area, maintaining the Station's political broadcasting and public inspection files and the Station's maintenance logs, setting political advertising policies, meeting equal employment opportunity requirements with regard to the Owner's employees, preparing the Station's quarterly issues/programs lists and making all required FCC filings with regard to the Station.

                  9.       Programming and the Public Interest.

                  (a) Throughout the Term, Broker will program the Station so as to maintain a general, advertiser-supported, national-network-affiliated, entertainment/sports format, with some mix permitted of home shopping, religious, foreign language and infomercial programming. The Station will not become a predominantly home shopping, religious, foreign language and/or infomercial Station. The programming selected by the Broker or at its discretion will consist of such materials as are determined by the Broker to be appropriate and/or in the public interest including public affairs programming, public service announcements, entertainment, news, weather reports, sports, promotional material, commercial material and advertising. Without limiting the foregoing sentence, the Broker will program on the Station a total number of hours per week of news, public affairs, or other non-sports, non-entertainment programming, between the hours of 6:00 AM and 12:00 midnight, local time, that is not less than the average weekly number of hours of news, public affairs, or other non-sports, non-entertainment programming that was broadcast on the Station during such hours during the last calendar quarter of 2002.

                  (b) During the Term, the Broker's management personnel designated by the Broker will meet at least monthly with the Owner's General Manager in order to help formalize the Owner's oversight over the Broker's activities at the Station. At such meetings, the Owner will, among other things,
(i) provide the Broker with the results of the Owner's ongoing efforts to ascertain the problems, needs and interests of the Station's service area, so that the programming and public service announcements selected and/or scheduled by the Broker for the Station will be responsive thereto, (ii) inform the Broker of all views, comments, suggestions and complaints concerning the Broker's programming, (iii) provide suggestions for future public service programs and public service announcement campaigns, and (iv) review the Broker's programming for children. In the event the Owner determines that additional attention should be directed to particular community needs, the Broker will cooperate to assure that the Station's locally-produced programming serves those needs. If the Owner acquires syndicated programming or if the Owner uses Broker's employees for the production of local programs in addition to the informational and public affairs programming described above in this Section 9, then all expenses for such additional programming will be paid by the Owner and will not be included in the reimbursements due the Owner under this Agreement. Such programs will be aired on the Station at a mutually agreeable time between 6:00 AM and 12:00 midnight, local time.

                  (c) The Broker will provide the Owner promptly with all documents the Broker receives which are required to be placed in the Station's political or public inspection files. The Broker will, upon reasonable request by the Owner, provide the Owner with information with respect to programs and public service announcements broadcast on the Station which are responsive to the problems, needs and issues facing the residents of the Station's service area and the Broker's programming for children, so as to assist the Owner in the preparation of required programming reports, and will assist the Owner upon request in compiling such other information which is reasonably necessary to enable the Owner to prepare other records and reports required by the FCC or other government agencies.

                  (d) The Owner will have the full and unrestricted right to reject, delete and not broadcast any material contained in any part of the programming selected and/or scheduled by the Broker which the Owner in good faith determines would be contrary to law, the public interest or the standards set forth in the attached Exhibit B. The Owner will retain ultimate control over the Station's policies and standards, and, in that regard, will adopt written standards, generally in accordance with industry standards for commercial television broadcast stations, in substantially the same form and substance as the attached Exhibit B, for the acceptance of programming material and commercial announcements. The Broker hereby covenants, warrants and represents that with regard to the Station it will, at all times during the Term, comply in all material respects with such standards for acceptance of programming material and commercial announcements.

                  10. Special Programs. The Owner reserves the right, in good faith, to preempt the Broker's programs for the Station to broadcast special programs on occasion concerning issues or events of local, regional or national importance in the event that the Broker does not broadcast the same on its own initiative or in the event that the Owner reasonably determines in good faith that the amount of the Broker's coverage of such issues or events is inadequate;

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provided that in all such cases the Owner will use its best efforts to give the
Broker reasonable notice of the Owner's intention to preempt programs scheduled by the Broker.

                  11. Station Identification. The Owner will be responsible for the proper broadcast of FCC-required station identification announcements on the Station; provided that the Broker, while conducting its activities with regard to the Station pursuant to this Agreement, will broadcast all required station identification announcements in form and content approved by the Owner with respect to the Station in full compliance with FCC rules and policies.

                  12.      Station Facilities.

                  (a) Operation of Station. The Owner agrees that the Station will be operated throughout the Term in all material respects in accordance with the authorizations issued by the FCC and all applicable FCC rules and policies. During the Term, the Owner will make the Station available to the Broker for program transmissions, at least at ninety five percent (95%) of the Station's currently authorized effective radiated power, for the entire time that the Station is on the air, except for downtime occasioned by required maintenance and other interruptions contemplated by Section 12(b) and events described in Section 16. Any routine or non-emergency maintenance work affecting operation of the Station at full power will be scheduled with at least forty-eight (48) hours prior notice to the Broker, and, to the extent possible, will not take place during a rating period; and, to the extent possible, the Owner will cause such maintenance work to be performed between the hours of 1:00 AM and 6:00 AM, local time.

                  (b) Interruption of Normal Operations. If the Station suffers any loss or damage of any nature to its transmission or studio facilities which results in the interruption of service or the inability of the Station to operate with its maximum authorized facilities, the Owner will immediately notify the Broker of such loss or damage and the Owner will undertake such repairs as are necessary to restore full-time operation of the Station with its maximum authorized facilities as expeditiously as possible following the occurrence of any such loss or damage; provided, however, that, if such loss or damage is the result of the acts or omissions of Broker, the Broker shall undertake at Broker's sole cost and expense such repairs as are necessary to restore full-time operation of the Station with its maximum authorized facilities as expeditiously as possible following the occurrence of any such loss or damage. If the Owner is unable to or does not commence such repairs as soon as possible after receiving written notice from Broker, then the Broker may undertake such repairs.

                  (c) Studio Location. The Owner will maintain a main studio facility, within the Station's principal community contour and in accordance with the FCC's rules and policies, and will staff said main studio consistent with the FCC's rules and policies.

                  13. Political Advertising. The Owner will be responsible for compliance with the political broadcasting requirements of the Communications Act and the FCC's rules and policies promulgated thereunder. The Owner, with the cooperation and assistance of the Broker, will prepare and distribute appropriate political disclosure statements for the Station and the Owner and the Broker will jointly determine the Station's lowest unit charge for the sale of advertising and program time to legally qualified candidates. The Broker, while conducting its activities with regard to the Station pursuant to this Agreement, will comply with said political

                                        7

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broadcasting requirements, rules and policies. The Broker promptly will supply to the Owner such information as may be reasonably necessary to permit the Owner to comply with the lowest unit charge requirements of Section 315 of the Communications Act. To the extent that the Owner believes necessary in the Owner's sole discretion, the Broker will release advertising availabilities and program time as required by the FCC's rules and policies to permit the Station to comply with the reasonable access provisions of Section 312(a)(7) of the Communications Act and the equal opportunities provision of Section 315 of the Communications Act and the rules and policies of the FCC promulgated thereunder.

                  14. Children's Programming. The Owner will be responsible for insuring the Station's compliance with the Children's Television Act of 1990 [47 U.S.C. 303a and 303b], and the rules and policies of the FCC promulgated thereunder, including ensuring that the Station complies with the commercial limits established therein and serves the educational and informational needs of children. The Broker, while conducting its activities with regard to the Station pursuant to this Agreement, will comply with said Children's Television Act and FCC rules and policies by presenting a reasonable amount of children's programming, including educational/informational programming, and by strictly observing the limitations on advertising content and amount. In connection therewith, the Broker will be responsible for preparing all necessary reports and certifications and delivering the same to the Owner for placement in the Station's public inspection file. Upon delivery of such reports and certifications, they will be certified by Broker as true and correct in all material respects. Such reports and certifications will include the following:
(a)a quarterly report on children's programming pursuant to Section 73.3526(e)(11)(iii) of the FCC's rules; and (b)a certificate with respect to compliance with advertising limits in children's programs pursuant to Section 73.3526(e)(11)(ii) of the FCC's rules. Such advertising certification will be in the form of the attached Exhibit C. In completing each such quarterly certificate, the Broker will list the titles of all children's programs carried on the Station in the past quarter in which the advertising limits apply, both local and network, all program segments during which the allowed commercial limits were exceeded, and a separate memo explaining why any excesses occurred. In carrying out its obligations with respect to children's programming, the Broker will further maintain records with respect to commercial matter in children's programming either in the form of logs of programs reflecting the commercial time, tapes of the programs, lists of commercial minutes aired in identified children's programs, or appropriate certificates from networks and syndicators with respect to compliance with the FCC's requirements on commercial limits.

                  15. The Owner's Responsibility For Compliance with FCC Technical Rules. The Owner will employ a Chief Engineer who will be responsible for maintaining the Station's transmission facilities. The Owner will employ a Chief Operator, as that term is defined by the rules and policies of the FCC (who may also hold the position of Chief Engineer), who will be responsible for ensuring compliance by the Station with the technical operating and reporting requirements established by the FCC. Broker shall not take any action, or fail to take any action which it is obligated to take under this Agreement, which shall cause the Station not to comply with applicable law and will provide reasonable assistance to Owner upon request to assist Owner in complying with applicable law.

                  16. Force Majeure. Each party will carry standard property and casualty insurance for the property and equipment it owns. The Owner's policy(ies) for such coverage

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will have an aggregate policy limit that is not less than the aggregate limit of the policy(ies) normally maintained by the Owner for such property and equipment prior to the date of this Agreement. If any failure or impairment of facilities or any delay or interruption in the broadcast of programs, or failure at any time to furnish facilities, in whole or in part, for broadcast, occurs due to causes attributable to the act or omission of Broker or its employees or agents or beyond the reasonable control of the Owner, then such failure, impairment, delay or interruption, by itself, will not constitute a breach of or an event of default under this Agreement or the Purchase Agreement and the Owner will not be liable to the Broker for any such failure, impairment, delay or interruption so long as, if the occurrence is not attributable to the act or omission of Broker or its employees or agents, the Owner undertakes and continues reasonable efforts to remedy any such failure, impairment, delay or interruption by returning the Station to its condition prior to such damage, event or occurrence. If the same was attributable to the act or omission of Broker or its employees or agents, then Broker shall undertake and continue reasonable efforts to remedy any such failure, impairment, delay or interruption by returning the Station to its condition prior to such damage, event or occurrence. Promptly thereafter, if the Owner elects to do so by written notice to the Broker, the Owner will obtain any applicable insurance proceeds and apply such proceeds to the cost of remedying such failure, impairment, delay or interruption; provided that, if the Owner determines that it will not do so, then the Owner will give the Broker prompt written notice of such determination. If the Owner elects not to remedy such failure, impairment, delay or interruption (or if the Owner makes no election prior to the twentieth (20th) day after such failure, impairment, delay or interruption occurs), then the Broker may elect to obtain such insurance proceeds and effect such remedy by giving the Owner written notice to that effect.

                  17. Trade Secrets and Proprietary Information. In the event that: (a)any trade secrets or other proprietary information of the Broker in connection with this Agreement becomes known to the Owner, and (b)such trade secrets and/or proprietary information are not otherwise available in the public domain or known publicly, the Owner agrees to maintain the confidentiality of such trade secrets and/or proprietary information and not to use or disclose any such trade secrets and/or proprietary information without the prior written consent of the Broker (except as required by law, rule or regulation, or by order of any government agency or court). In the event that: (i)any trade secrets or other proprietary information of the Owner in connection with this Agreement become known to the Broker, and (ii)such trade secrets and/or proprietary information are not otherwise available in the public domain or known publicly, prior to the Closing the Broker agrees to maintain the confidentiality of such trade secrets and/or proprietary information and not to use or disclose any such trade secrets and/or proprietary information without the prior written consent of the Owner (except as required by law, rule or regulation, or by order of any government agency or court). The provisions of this Section 17 will survive any termination of this Agreement.

                  18. Payola and Conflicts of Interest. Each of the Broker and the Owner agrees not to, and to use reasonable efforts to cause its employees who have the ability to cause the broadcast of programs and/or commercial matter on the Station not to, accept any consideration, compensation or gift or gratuity of any kind whatsoever, regardless of its value or form, including a commission, discount, bonus, material, supplies or other merchandise, services or labor (collectively, "Consideration"), whether or not pursuant to written contracts or agreements between the Broker, the Owner and merchants or advertisers, in consideration for the broadcast of any matter on the Station unless the payor is identified, in the broadcast for which Consideration was provided, as having paid for or furnished such Consideration, in accordance with Sections 317 and 507 of the Communications Act [47 U.S.C. Sections 317 and 508] and the FCC's rules and policies. The
Broker agrees to execute, and, as a condition of each such employee's employment, to cause each of the Broker's employees to execute, at least once every calendar year, a payola/conflict of interest affidavit in the form of the attached Exhibit D, and the Broker agrees to deliver the originals of all such affidavits to the Owner as expeditiously as possible following their execution.

                  19. The Broker's Compliance with Law. The Broker agrees that, throughout the Term, the Broker will comply with all laws, rules, regulations and policies applicable to the functions performed by it in connection with the Station, including meeting equal employment opportunity requirements with respect to the Broker's employees performing duties in connection with the Station, and will not take any act, or omit to take any act, which will cause the Station or the Owner to fail or cease to comply with applicable laws, rules, and/or regulations.

                  20.      Indemnification.

                  (a) The Broker's Indemnification of the Owner. The Broker will indemnify, defend and hold the Owner and the Owner's employees, agents and contractors harmless, including in respect of reasonable attorney's fees and costs of litigation generally, from and against all liability, claims, damages and causes of action ("Losses") arising out of or resulting from (1) the activities, acts or omissions of Broker, or its employees, agents, or contractors under or in connection with this Agreement or the Station (including but not limited to such person's or entity's use of the Station's broadcasting transmission facilities, programming activities, use of, damage to, or presence on or in Owner's studio, Owner's tower or production facilities, Owner's vehicles, or Owner's other property, or sale of advertising or time), which activities, acts or omissions which may involve or result in, among other things, (i)libel and slander; (ii)infringement of trade marks, service marks or trade names; (iii)violations of law, rules, regulations, or orders (including the FCC's rules and policies); or (iv)invasion of rights of privacy or infringement of copyrights or other proprietary rights; or (2) breaches of this Agreement; provided, however, that such Losses do not result from the act or omission of Owner or Owner's employees, agents or contractors. The Broker's obligation to indemnify and hold the Owner and the Owner's employees, agents and contractors harmless against the Losses specified above will survive any termination of this Agreement; provided, however, that such claim is submitted to or received by Broker within eighteen months (18) following the Closing or earlier termination of this Agreement.

                  (b) The Owner's Indemnification of the Broker. The Owner will indemnify, defend and hold the Broker and the Broker's employees, agents and contractors harmless, including in respect of reasonable attorney's fees and costs of litigation generally, from and against all Losses arising out of or resulting from (1) the activities, acts or omissions of the Owner, or its employees, agents or contractors under or in connection with this Agreement or the Station, which activities, acts or omissions may involve or result in, among other things, (i) libel and slander; (ii)infringement of trademarks, service marks or trade names; (iii)violations of law, rules or regulations (including the FCC's rules and policies); (iv) invasion of rights of privacy or infringement of copyrights and other proprietary rights; or (2) breaches of this Agreement; provided, however, that such Losses do not result from the act or omission of Broker or Broker's employees, agents or contractors. The Owner's obligation to indemnify and hold the Broker and the Broker's employees, agents and contractors harmless against Losses specified above will survive any termination of this Agreement; provided, however, that such claim is submitted to or received by Owner within eighteen months (18) following the Closing or earlier termination of this Agreement.

                  (c) Indemnification Procedures. The procedures for making a claim for indemnification under Section 20(a) or 20(b) and defending and settling any related third-party claim related hereto will be identical to those set forth in Sections 9.3 and 9.4 of the Purchase Agreement as if set forth herein, mutatis mutandis.

                  (d) Insurance. The Broker and the Owner each will maintain broadcasters' liability insurance policies covering libel, slander, invasion of privacy and the like, general liability, blanket crime, property damage, business interruption, automobile liability, and workers' compensation insurance in forms and amounts customary in the television broadcast industry (to the extent commercially reasonable, for example, neither party shall be required to get insurance specifically with respect to property it does not own), and each of the parties hereto will name the other as an additional insured under such policies to the extent that their respective interests may appear and will provide for notice to the other party prior to cancellation thereof. Upon request, each party will provide the other with certificates evidencing such insurance, and will further provide certificates evidencing renewal thereof prior to the expiration of such policies.

                  21. Events of Default. There shall exist an "Event of Default" under this Agreement if (after the expiration of any applicable cure period):

                  (a) Insolvency. Either party hereto (i) makes a general assignment for the benefit of creditors or (ii) files or has filed against it a petition for bankruptcy, for reorganization or for the appointment of a receiver, trustee or similar creditors' representative for the property or assets of such party under any federal or state insolvency law, which if filed against such party has not been dismissed or discharged within sixty (60) days thereafter; or

                  (b)      Breach or Default in Representations and Covenants.
(i) Broker breaches any representation or warranty made by it in this Agreement, or in any certificate or document furnished by it to Owner pursuant to this Agreement, or defaults in the observance or performance of any material covenant, agreement, condition or undertaking contained in this Agreement (other than the nonpayment of Brokerage Fees which is addressed in Section 21(c) below); provided, however, that an Event of Default shall not be deemed to have occurred under this Section 21(b)(i) unless and until fifteen (15) days after the Owner has provided the Broker with written notice specifying the event or events that, if not cured, would constitute an Event of Default, and such event has not been cured within such time period; provided, further, that, if such event is not reasonably capable of being cured within such 15-day period, such 15-day period will be extended for a reasonable period of time not to exceed an additional fifteen (15) days, if such delay is not materially adverse to Owner and Broker commenced actions to cure such event as soon as reasonably practicable after first receiving the above-referenced notice of default and has thereafter reasonably continuously acted in good faith to diligently cure such event; or (ii) the Owner breaches any representation or warranty made by it in this Agreement, or in any certificate or document furnished by Owner to the Broker pursuant to this Agreement, or defaults in the observance or performance of any material covenant, agreement, condition or undertaking contained in this Agreement; provided, however, that an Event of Default shall not be deemed to have occurred under this Section 21(b)(ii) unless and until fifteen (15) days after the Broker has provided the Owner with written notice specifying the event or events that, if not cured, would constitute an Event of Default, and such event has not been cured within such time period; provided, further, that, if such event is not reasonably capable of being cured within such 15-day period, such 15-day period will be extended for a reasonable period of time not to exceed an additional fifteen (15) days if such delay is not materially adverse to Broker and Owner commenced actions to cure such event as soon as reasonably practicable after first receiving the above-referenced notice of default and has thereafter continuously acted in good faith to diligently cure such event; or

                  (c) Non-Payment. Broker's failure to timely pay any of the Time Brokerage Fees; provided, however, that an Event of Default shall not be deemed to have occurred under this Section 21(c) until five (5) days after the Owner has provided Broker with written notice specifying such non-payment that, if not cured, would constitute an Event of Default, and such non-payment has not been cured within such time period.

                  22.      Termination.

                  (a) Termination Upon Event of Default. Upon the occurrence of an Event of Default, the non-defaulting party may terminate this Agreement, provided that it is not also in material breach of this Agreement or the Purchase Agreement.

                  (b) Termination Upon Closing. Except to the extent otherwise provided in this Agreement, this Agreement will terminate effective upon the Closing (as such term is defined in the Purchase Agreement).

                  (c) Termination Upon Order of Governmental Authority. A "Governmental Termination Event" will occur if any court or federal, state or local government authority (including the FCC) orders or takes any action which becomes effective and which requires the termination or material curtailment of the Broker's activities with respect to the Station pursuant to this Agreement; provided that such order or action will no longer constitute a Governmental Termination Event if such action or order is subsequently stayed or ceases to be effective. If any court or federal, state or local government authority announces or takes any other action or proposed action which could result in a Governmental Termination Event, then either the Broker or the Owner may seek administrative or judicial relief therefrom (in which event the other of them will cooperate with such effort in any reasonable manner requested) and consult with such agency and its staff concerning such matters and, in the event that this Agreement is not terminated, use their reasonable best efforts and negotiate in good faith a modification to this Agreement which would obviate any such questions as to validity while preserving, to the extent possible, the intent of the parties and the economic and other benefits of this Agreement and the Purchase Agreement and the portions thereof the validity of which are called into question. If the FCC designates the license renewal application of the Station for a hearing as a consequence of this Agreement or for any other reason, or initiates any revocation or other proceeding with respect to the authorizations issued to the Owner for the operation of the Station, then the Owner and the Broker will each use diligent, reasonable efforts to contest such action and will each be responsible for its own expenses incurred as a consequence of such FCC proceeding. The Broker will cooperate and comply with any reasonable request of the Owner to assemble and provide to the FCC information relating to the Broker's performance under this Agreement. In the event of termination of the Broker's activities with respect to the Station pursuant to this Agreement as a result of any Governmental Termination Event, the Owner will cooperate reasonably with the Broker to the extent permitted to enable the Broker to fulfill advertising or other programming contracts then outstanding. If a Governmental Termination Event occurs, then the Term will continue until the date upon which the activities of the Broker and the Owner are required to be ceased, as mandated by the agency or authority which brought about such Governmental Termination Event.

                  (d) Termination Upon Sale of Station or other Event. Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall automatically terminate (except for the provisions of Sections 4, 17, 20, 22, 23 and 26, which shall survive any such termination) upon the consummation of the Closing or the earlier termination of the Purchase Agreement.

                  (e) Anything to the contrary herein notwithstanding, no expiration or termination of this Agreement shall terminate the obligations of each party under Sections 4, 17, 20, 22, 23 and 26 or the obligation of each party to indemnify, defend and/or hold harmless the other as provided in this Agreement or limit or impair any party's rights to receive payments due and owing or accruing under this Agreement on or before the date of such termination or with respect to time periods ending on or before the date of such termination (including, without limitation, Broker's obligation to pay all of the Time Brokerage Fees that have accrued or are owed on or before the date of such termination or with respect to time periods ending on or before such termination), which rights and obligations shall survive any such expiration or termination of this Agreement.

                  23. Effect of Termination Other Than at Closing. If this Agreement terminates other than at Closing:

                  (a) Reimbursement of Capital Expenditures. The Owner shall reimburse the Broker, within twenty (20) days of notice and documentation from the Broker, for capital expenditures for the Station which the Broker paid pursuant to this Agreement or the Purchase Agreement, either directly (to the extent approved by the Owner, which approval the Owner will not unreasonably withhold) or by reimbursing the Owner and upon reimbursement thereof by the Owner, the Broker shall assign, transfer and convey to the Owner good and marketable title to any property purchased with such capital expenditures free and clear of any and all liens, charges, security interests and encumbrances.

                  (b) Collection of Post-Commencement, Pre-Termination Receivables and Payment of Post-Commencement, Pre-Termination Payables. The following procedures will apply with respect to the accounts receivable of the Station pursuant to Trades as of the time (the "Termination Time") at which this Agreement terminates other than at Closing (the "Pre

Termination Trade Receivables"), the other accounts receivable of the Station as of the Termination Time (the "Pre-Termination Receivables"), the accounts payable of the Station pursuant to Trades as of the Termination Time (the "Pre-Termination Trade Payables"), and the other current liabilities of the Broker, with respect to the Station, as of the Termination Time (the "Pre-Termination Payables"), in each case excluding those accounts receivable and accounts payable existing as of the Commencement Time and in each case as determined in accordance with Section 23(i). The Time Brokerage Fees will not be Pre-Termination Receivables or Pre-Termination Payables.

                  (c) Billing and Performance by the Owner. From and after the Termination Time, on behalf of the Broker, the Owner, at no charge to the Broker, will (in accordance with the Owner's standard billing procedures for the Station) issue invoices for advertising time sold and provided by the Station prior to the Termination Time and not invoiced by the Broker prior to the Termination Time, and will use its commercially reasonable efforts to cause the Station to perform the Broker's obligations with respect to the Pre-Termination Trade Payables.

                  (d) Collection and Application by the Owner. Effective at the Termination Time, the Broker shall assign to the Owner the Pre-Termination Receivables and the Pre-Termination Trade Receivables. During the One Hundred Twenty (120) day period immediately following the Termination Time (the "Collection Period"), the Owner will use commercially reasonable efforts in accordance with its normal business practices (not including resorting to or threatening litigation) to collect the Pre-Termination Receivables. The Owner will not be required to segregate the proceeds of the collection of the Pre-Termination Receivables from other funds of the Owner. Collections from any Person that is a debtor with respect to a Pre-Termination Receivable (a "Pre-Termination Debtor") will be applied in the chronological order of the Owner's and the Broker's billings to such Pre-Termination Debtor (i.e., to the oldest unpaid billing first) except to the extent that (i) such Pre-Termination Debtor disputes its obligation to pay such billing or (ii) such Pre-Termination Debtor indicates that such payment is to be applied in another, specified manner (in which case it will be applied in such manner). The Owner will take no action to encourage a Pre-Termination Debtor to dispute its obligation to pay any billing that relates to a Pre-Termination Receivable or encourage a Pre-Termination Debtor to specify that any payment from such Pre-Termination Debtor is to be applied to billings to such Pre-Termination Debtor other than in their chronological order.

                  (e) Non-Interference. So long as the Owner is in compliance with this Section 23, during the Collection Period, neither the Broker nor any agent of the Broker will make any direct solicitation of any Pre-Termination Debtor for purposes of collecting any Pre-Termination Receivable, except as may be agreed to by the Owner and except with respect to Delinquent Accounts. "Delinquent Accounts" means those Pre-Termination Receivables which may be or become more than 180 days past due and those accounts with respect to which the Owner has received written notice of a dispute from the related Pre-Termination Debtor (a copy of which notice the Owner will promptly forward to the Broker). The Owner will not discourage any Pre-Termination Debtor from paying, or otherwise interfere with the Broker's efforts in accordance with this Section 23 to collect, any Delinquent Account; provided that the Owner will not be prohibited from ceasing or altering its methods of doing business with any such Pre-Termination Debtor or pursuing or taking any action in connection with the collection of any amount which may be owing by any such Pre-Termination Debtor to the Owner or any of the Owner's Affiliates.

                  (f) Payment of Pre-Termination Payables. During the Collection Period, the Owner will pay and discharge the Pre-Termination Payables as and when the same become due and payable and, for this purpose, may utilize the proceeds of the collection of the Pre-Termination Receivables and/or other funds of the Owner; provided that the Owner shall not be required to expend in the payment or discharge of Pre-Termination Payables an amount in excess of the proceeds of the Pre-Termination Receivables actually received by it.

                  (g) Adjustment Amount. The "Net Adjustment" means the following:

                  (i) the aggregate amount of the proceeds of the Pre-Termination Receivables actually received by the Owner during the Collection Period, reduced by

                  (ii) the aggregate amount actually paid by the Owner during the Collection Period in satisfaction of the Pre-Termination Payables, further reduced by

                  (iii) the aggregate amount of the Pre-Termination Payables that have not become due and payable prior to the end of the Collection Period (e.g., any portion of the accrued vacation pay accrued following the Commencement Time and as of the Termination Time in respect of vacations that have not been taken as of the end of the Collection Period), and further reduced by

                  (iv) the amount (if any) by which the excess (if any) of the Pre-Termination Trade Payables over the amount of the Pre-Termination Trade Receivables.

                  If the Purchase Agreement is terminated pursuant to one of Sections 6.1(d)(i), 6.1(d)(ii), 6.1(d)(iii), 6.1(d)(iv), 6.1(e)(i)(A),
6.1(e)(ii)(C), 6.1(f)(i) or 6.1(f)(ii) of the Purchase Agreement, then, at the end of the Collection Period, the Owner shall reassign to the Broker the Pre-Termination Receivables, to the extent they have not been collected prior to the end of the Collection Period, and thereafter the Owner will turn over to the Broker any proceeds of the Pre-Termination Receivables actually received by the Owner after the end of the Collection Period. However, if the Purchase Agreement is terminated on any other basis or for any other reason, then, Owner shall retain as its property the Pre-Termination Receivables to the extent they have not been collected prior to the end of the Collection Period, and thereafter the Owner shall retain as its property any proceeds of the Pre-Termination Receivables actually received by the Owner after the end of the Collection Period.

                  (h)      Reports: Adjustment Procedures.

                  (i) Monthly Report. On or prior to the 30th day after the end of each month during the Collection Period, the Owner will prepare and submit to the Broker a report providing reasonable detail with respect to the Owner's (A) collections of Pre-Termination Receivables, and (B) payments of Pre-Termination Payables, in each case pursuant to this Section 23.

                  (ii) Report After End of Collection Period. Estimated Payment. On or prior to the 30th day after the end of the Collection Period, the Owner will prepare and submit to the Broker a report (the "the Owner's Report") setting forth the Owner's determination of the Net Adjustment (the "Estimated Adjustment"). The Estimated Adjustment will become final and binding upon the Owner and the Broker, and thus become the "Final Net Adjustment", on the fifteenth (15th) business day after the Owner's Report is delivered to the Broker unless, prior to such date, the Broker gives the Owner written notice stating that the Broker disagrees with such determination and, to the extent reasonably possible, stating in reasonable detail the nature, extent of, and basis for, the Broker's disagreement.

                  (iii) Mutual Resolution. If the Broker timely gives the Owner such a dispute notice, then, during the 30 days after the Broker gives such dispute notice, the Broker and the Owner will attempt in good faith to resolve such disagreement, including paying the amounts agreed upon; and any mutual determination and payment of the Final Net Adjustment by the Broker and the Owner will be final and binding upon the Owner and the Broker on the date of such mutual determination.

                  (iv) Resolution by Accounting Firm. If any such dispute cannot be resolved by the Owner and the Broker on or prior to such 30th day, then such dispute will be referred to an independent public accounting firm of national stature which is designated and retained by the Owner and approved by the Broker (which approval the Broker will not unreasonably withhold) and which has not been employed by any party or any of its affiliates during any portion of the three years preceding the date of such retention, and such firm's determination of the Final Net Adjustment will be final and binding upon the Owner and the Broker. The fees and expenses of the independent accounting firm shall be shared equally by the Owner and the Broker.

                  (v) Final Settlement. If the Purchase Agreement is terminated pursuant to one of Sections 6.1(d)(i), 6.1(d)(ii), 6.1(d)(iii), 6.1(d)(iv), 6.1(e)(i)(A),
                           6.1(e)(ii)(C), 6.1(f)(i) or 6.1(f)(ii) of the
                           Purchase Agreement, then, subject to payments made pursuant to clause23(h)(iii) above, the Owner shall pay to Broker the amount by which the Final Net Adjustment exceeds zero if such Final Net Adjustment is greater than zero, and the Broker will pay to Owner the amount by which the Final Net Adjustment is less than zero if such Final Net Adjustment is less than zero. Within five (5) business days after the Final Net Adjustment is finally determined in accordance with this Section 23, the amount to be paid will be paid by wire transfer of immediately available funds to an account of the recipient specified by notice to the paying party.

                  (i) Proration. In the event of termination of this Agreement (other than by reason of the Closing), the parties shall pro rate the revenues, expenses, and liabilities attributable to the Station, including the power and utilities, ad valorem property taxes (upon the basis of the most recent assessment available), rents, income and sales taxes, and similar accruing, prepaid and deferred items, in accordance with the principles that the Broker will be allocated revenues earned or accrued, and expenses, costs and liabilities incurred in or allocable, with respect to the business and operation of the Station from the Commencement Time through the Termination Time and the Owner will be allocated revenues earned or accrued, and expenses, costs and liabilities incurred in or allocable, with respect to the business and operation of the Station after the Termination Time.

                  (j) Condition of Property. The Broker shall return the Owner's assets, properties and facilities (including replacements) in the condition such assets, properties and facilities were in as of the date of this Agreement, ordinary wear and tear excepted.

                  24. Authorizations. The Owner owns or holds all material licenses and other permits and authorizations reasonably necessary for the operation of the Station (including licenses, permits and authorizations issued by the FCC), and the Owner (including the Owner's affiliates, principals, employees and agents) will take no action to impair such licenses, permits and authorizations.

                  25. Billing; Records. The Broker shall keep detailed, itemized written records relating to all revenue received by Broker with respect to the Station and all expenses paid by Broker with respect to the Station, including but not limited to revenues from the sale of commercial advertising on the Station and Broker's Programming. Each party hereto and its authorized agents, officers and representatives, upon prior written request, shall have reasonable access to the appropriate books and records of the other party hereto to conduct such examination and investigation as the requesting party deems reasonably necessary to assure compliance with the terms and provisions of this Agreement and to permit the parties hereto to comply with their tax reporting compliance requirements; provided that such examination and investigation shall be at the requesting party's sole cost and expense and shall be during the Station's normal business hours.

                  26. Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement will be (a)in writing, (b)delivered to the recipient in person or sent by commercial delivery service or registered or certified mail, postage prepaid and return receipt requested, (c)deemed to have been given on the date received by the recipient (if delivered in person) on the date set forth in the records of the delivery service (if delivered by commercial delivery service) or on the date of receipt (if delivered by certified mail) and (d)addressed as follows:

         If to the Owner:

                                c/o Morris Multimedia, Inc.
                                22 Abercorn Street
                                Savannah, GA 31401
                                Attention: Charles H. Morris, President
         with a copy (which will not constitute notice to the Owner) to:

                                Ellis, Painter, Ratterree & Bart LLP
                                2 East Bryan Street, 10th Floor
                                Savannah, GA 31401
                                Attention: J. Wiley Ellis, Esq.

         If to the Broker:

                                c/o Nexstar Broadcasting Group, L.P.
                                909 Lake Carolyn Parkway
                                Suite 1450
                                Irving, TX 75039
                                Attention: Perry Sook, President & CEO

         with a copy (which will not constitute notice to Broker) to:

                                Kirkland & Ellis
                                153 E. 53rd Street
                                New York, New York  10022
                                Attention: John L. Kuehn, Esq.

or to any such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 26.

                  27. Modification and Waiver. No amendment, supplement or modification of any provision of this Agreement will be effective unless the same will be in writing and signed by the party against whom enforcement of any such amendment, supplement or modification is sought, and then such amendment, supplement or modification will be effective only in the specific instance and for the purpose for which given.

                  28. Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  29. Headings; Interpretation. The headings in this Agreement are included for ease of reference only and will not control or affect the meaning or construction of the provisions of this Agreement. As used in this Agreement, "including," "includes" and the like are not intended to confer any limitation.

                  30. Assignment. This Agreement may not be assigned by either party without the express written approval of the other party. However, the prior approval of the Owner is not required for any assignment by the Broker to an Affiliate of the Broker, in which case the Broker nonetheless shall remain responsible for all of its obligations hereunder as a principal obligor. Where appropriate in the context and consistent with this provision, the term "Broker" as used herein will mean and include such assignee.

                  31. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature(s) on each such counterpart were upon the same instrument. This Agreement will be effective as of the date first above written.

                  32. Entire Agreement. This Agreement and the Purchase Agreement, and the documents referred to herein and therein contain the entire agreement between the parties with respect to the subject matter of this Agreement, and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

                  33. No Partnership or Joint Venture Created. Nothing in this Agreement will be construed to create a partnership or joint venture between the Owner and the Broker or to afford any rights to any third party other than as expressly provided herein. Neither the Owner nor the Broker will have any authority to create or assume in the name or on behalf of the other party any obligation, express or implied, or to act or purport to act as the agent or legally empowered representative of the other party hereto for any purpose.

                  34. Severability. Whenever possible each provision of this Agreement will be interpreted so as to be effective and valid under applicable law. If any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise affecting the remainder or such provision or the remaining provisions of this Agreement.

                  35. Legal Effect. This Agreement will be binding upon and will inure to the benefit of the parties hereto, their heirs, executors, personal representatives, successors and assigns.

                  36. No Party Deemed Drafter. No party will be deemed the drafter of this Agreement and if this Agreement is construed by a court of law such court should not construe this Agreement or any provision against any party as its drafter.

                  37. Guaranty. The Seller and the Companies (as defined in the Purchase Agreement) jointly and severally guarantee all the payment and performance liabilities and obligations of each other under this Agreement owed to Broker, as the same may be modified, extended, or renewed from time to time without notice to any such guarantor, which notice is hereby waived. The Buyer and the Brokers (as defined in the Purchase Agreement) jointly and severally guarantee all of the payment and performance liabilities and obligations of each other under this Agreement owed to Owner, as the same may be modified, extended, or renewed from time to time without notice to any such guarantor, which notice is hereby waived.

                              *     *     *     *

                  IN WITNESS WHEREOF, the parties hereto have executed this Time Brokerage Agreement to be effective as of the date above written, with those parties other than Owner and Broker executing this Time Brokerage Agreement solely to evidence their agreement with Section 37 above.

                                    NEXSTAR BROADCASTING GROUP, L.L.C.

                                    By:      /s/ Perry A. Sook
                                       -----------------------------------------
                                    Its:     Chief Executive Officer


                                    NEXSTAR BROADCASTING OF LITTLE ROCK, L.L.C.

                                    By:      /s/ Perry A. Sook
                                       -----------------------------------------
                                    Its:     Chief Executive Officer


                                    NEXSTAR BROADCASTING OF DOTHAN, L.L.C.

                                    By:      /s/ Perry A. Sook
                                       -----------------------------------------
                                    Its:     Chief Executive Officer

                                    MORRIS NETWORK, INC.

                                    By:      /s/ Charles H. Morris
                                       -----------------------------------------
                                    Its:     Chairman


                                    KARK-TV, INC.

                                    By:      /s/ Charles H. Morris
                                       -----------------------------------------
                                    Its:     Chairman


                                    MORRIS NETWORK OF ALABAMA, INC.

                                    By:      /s/ Charles H. Morris
                                       -----------------------------------------
                                    Its:     Chairman


                                    UNITED BROADCASTING CORPORATION

                                    By:      /s/ Charles H. Morris
                                       -----------------------------------------
                                    Its:     Chairman

                                    EXHIBIT A

         A. At the conclusion of each calendar month (a "Month") during the Term, the Broker will pay the Owner an amount equal to the sum of:

                  (i) all of the reasonable costs, fees, and expenses (including necessary capital expenditures associated with maintaining the Station's studios, transmitting and microwave relay facilities of the Station) actually incurred by the Owner during that part of the Month just ended during which this Agreement is in effect in connection with its ownership and operation of the Station (specifically including but not limited to Owner's cost in complying with its obligations under Section 5(b) of this Agreement and paying those costs described in said Section 5(b); provided, however, that it is agreed that, with respect to the reimbursement of the cost to employ Dean Hinson, Broker shall reimburse Owner for only 67.5% of the cost of such person's base salary and related payroll taxes, and with respect to the reimbursement of the cost to employ Joe Welch, Broker shall reimburse Owner for all of Owner's costs to employ Joe Welch, plus;

                  (ii) all other reasonable costs actually incurred by the Owner during the Month just ended in connection with Owner's compliance with its other obligations under this Agreement; plus;

                  As used in this Agreement, all of the costs, fees and expenses described above in clauses (A)(i) and (A)(ii) of this Exhibit "A" are collectively and individually referred to as the "Monthly Costs".

With respect to each payroll period for Owner's employees during the Term, Owner will submit to Broker the ADP payroll register relating to such payroll period and, within 48 hours after receipt of such payroll register, Broker will transfer funds to an account specified by Owner in the amount of the Monthly Costs reflected on such payroll register ("Payroll Costs"), as an advance against the amounts payable by Broker pursuant to the following paragraph, in order to permit Owner to pay such Monthly Costs on a timely basis.

After the end of each Month during the Term, the Owner will submit to the Broker an invoice for the Monthly Costs (including Payroll Costs) incurred during such Month (or part thereof) as well as for Monthly Costs incurred during Months previous thereto but not yet invoiced to Broker by Owner, and the amount of such costs reflected on any such invoice to the extent not previously advanced to the Owner will be due and payable on the fifth (5th) Business Day after the date upon which such invoice is received by the Broker. The Monthly Costs which are subject to reimbursement will be of the nature set forth in this Agreement, including but not limited to those set forth in Section 5(b).

If Broker determines that an item appearing on an invoice submitted by Owner is not properly payable by Broker to Owner under this Agreement, then Broker shall nonetheless timely pay to Owner all other items appearing on such invoice which Broker does not object to, and Broker shall submit with such timely payment a written objection to the disputed item which sets forth the specific basis for Broker's objection. Broker's opportunity to object to an item appearing on an invoice will be lost if the written objection of the disputed item is not provided within fifteen (15) Business Days after the date upon when the applicable invoice is received. With respect to any item subject to a written objection timely submitted by Broker to Owner, Broker and Owner agree to negotiate in good faith to reach a mutually agreeable resolution within the ten
(10) day period following Owner's receipt of such objection. If no resolution is reached within such period, then each party may thereafter pursue its remedies as permitted by applicable law and this Agreement.

         B. In addition to the Monthly Costs, for each Month during the Term or part thereof, Broker shall pay Owner, in arrears, on the last day of each Month, a monthly fee in the amount of Thirty-six Thousand Dollars ($36,000.00) per Month (such fee to be prorated for the number of days during such Month with respect to which this Agreement is in effect).

                                    EXHIBIT B

         The Broker agrees to cooperate with the Owner in the broadcasting of programs of the highest possible standard of excellence and for this purpose to observe the following regulations in the preparation, writing and broadcasting of its programs:

         I. Religious Programming. The subject of religion and references to particular faiths, tenants, and customs shall be treated with respect at all times. Programs shall not be used as a medium for attack on any faith, denomination, or sect or upon any individual or organization.

         II. Controversial Issues. Any discussion of controversial issues or public importance shall be reasonably balanced with the presentation of contrasting viewpoints in the course of overall programming; no attacks on the honesty, integrity, or like personal qualities of any person or group of persons shall be made during the discussion of controversial issues of public importance; and during the course of political campaigns, programs are not to be used as a forum for editorializing about individual candidates. If such events occur, the Owner may require that responsive programming be aired.

         III. No Plugola or Payola. The mention of any business activity or "plug" for any commercial, professional, or other related endeavor, except where contained in an actual commercial message of a sponsor, is prohibited.

         IV. No Lotteries. Announcements giving any information about lotteries or games prohibited by federal or state law or regulation are prohibited.

         V. Election Procedures. At least ninety (90) days before the start of any primary or regular election campaign, the Broker will clear with the Owner's General Manager the rate Broker will charge for the time to be sold to candidates for public office and/or their supporters to make certain that the rate charged conforms to all applicable laws and the policy of the Station.

         VI. Required Announcements. The Broker shall broadcast (a) an announcement in a form satisfactory to the Owner at the beginning of each hour to identify Station KARK, (b) an announcement at the beginning and end of each program, and hourly, as appropriate, to indicate that program time has been purchased by the Broker, and (c) any other announcement that may be required by law, regulation, or the policy of the Station.

         VII. Credit Terms Advertising. Pursuant to rules of the Federal Trade Commission, any advertising of credit terms shall be made over the Station in accordance with all applicable federal and state laws, including Regulations Z and M.

         VIII. Commercial Record Keeping. No commercial messages ("plugs") or undue references shall be made in programming presented over the Station to any business venture, profit making activity, or other interest (other than noncommercial announcements for bona fide charities, church activities, or other public service activities) in which the Broker is directly or indirectly interested without the same having been approved in advance by the Owner's General Manager and such broadcast being announced and logged as sponsored.

         IX. No Illegal Announcements. No announcements or promotion prohibited by federal or state law or regulation of any lottery or game shall be made over the Station. Any game, contest, or promotion relating to or to be presented over the Station must be fully stated and explained in advance to the Owner, which reserves the right in its sole discretion to reject any game, contest, or promotion.

         X. Owner's Discretion Paramount. In accordance with the Owner's responsibility under the Communications Act of 1934, as amended, and the rules and regulations of the Federal Communications Commission, the Owner reserves the right to reject or terminate any advertising proposed to be presented or being presented over the Station which is in conflict with the policy of the Station or which in the reasonable judgment of the Owner or its General Manager would not serve the public interest.

         XI. Programming in Which Broker has a Financial Interest. The Broker shall advise the General Manager of the Station with respect to any programming (including commercial(s)) concerning goods or services in which the Broker has a material financial interest. Any announcements for such goods and services shall clearly identify the Broker's financial interest.

         XII. Programming Prohibitions. The Broker shall not broadcast any of the following programs or announcements:

                  A. False Claims. False or unwarranted claims for any product or service.

                  B. Unfair Imitation. Infringements of another advertiser's rights through plagiarism or unfair imitation or either program idea or copy, or any other unfair competition.

                  C. Commercial Disparagement. Any disparagement of competitors or competitive goods.

                  D. Profanity. Any programs or announcements that are slanderous, obscene, profane, vulgar, repulsive or offensive, either in theme or treatment.

                  E. Price Disclosure. Any price mentions except as permitted by a licensee's policies current at the time.

                  F. Unauthenticated Testimonials. Any testimonials which cannot be authenticated.

                  G. Descriptions of Bodily Functions. Any continuity which describes in a repellent manner internal bodily functions or symptomatic results or internal disturbances, and no reference to matters which are not considered acceptable topics in social groups.

                  H. Conflict Advertising. Any advertising matter or announcement which may, in the reasonable opinion of a licensee, be injurious or prejudicial to the interests of the public, the Station, or honest advertising and reputable business in general.

                  I. Fraudulent or Misleading Advertisement. Any advertisement matter, announcement, or claim which Broker knows to be fraudulent, misleading, or untrue.

         Owner may waive any of the foregoing regulations in specific instances if, in its reasonable opinion, good broadcasting in the public interest will be served thereby.

         In any case where questions of policy or interpretation arise, Broker shall submit the same to Owner for decision before making any commitments in connection therewith.

                                    EXHIBIT C

                   CERTIFICATE REGARDING COMMERCIAL LIMITS IN

                        CHILDREN'S TELEVISION PROGRAMMING

         _______________________ ("Broker") hereby certifies to
___________________________ ("Owner") that, with respect to the children's programs provided by Broker which were broadcast on __________________ (the "Station") during the _________ quarter of 200__ (ending _____________) to which the commercial limits set forth in 47 C. F. R. Section 73.670 of the FCC's rules apply:

         1. the amount of commercial matter aired during such children's programs were in compliance with the commercial limits.

         2. the amount of commercial matter aired during such children's programs were in compliance with such commercial limits, except for the program segments listed below which exceeded the allowed commercial limits. A separate memo explaining why any excesses occurred is also attached.

                                [BROKER]

                                By:
                                   -----------------------------------------
                                Name:
                                     --------------------------------------
                                Title:
                                      --------------------------------------

                                    EXHIBIT D

County of ______________

State of ________________

         ANTI-PAYOLA/PLUGOLA AFFIDAVIT

         (Name)        , being first duly sworn, deposes and says as follows:

         1.       He is      (Position)      for [Broker] ("Broker").

         2.       He has acted in the above capacity since   (date)  .

         3. No matter has been broadcast by Station(s) for which service, money or other valuable consideration has been directly or indirectly paid, or promised to, or charged, or accepted, by him from any person, which matter at the time so broadcast has not been announced or otherwise indicated as paid for or furnished by such person.

         4. So far as he is aware, no matter has been broadcast by Station(s) for which service, money, or other valuable consideration has been directly or indirectly paid, or promised to, or charged, or accepted by Station(s) by the Broker, or by any independent contractor engaged by the Broker in furnishing programs, from any person, which matter at the time so broadcast has not been announced or otherwise indicated as paid for or furnished by such person.

         5. In the future, he will not pay, promise to pay, request, or receive any service, money, or any other valuable consideration, direct or indirect, from a third-party, in exchange for the influencing of, or the attempt to influence, the preparation or presentation of broadcast matter on Station(s) .

         6. Except as may be reflected in paragraph 7 hereof, neither he, his spouse nor any member of his immediate family has any present direct or indirect ownership interest in any entity engaged in the following business or activities (other than an investment in a corporation whose stock is publicly held), serves as an officer or director of, whether with or without compensation, or serves as an employee of, any entity engaged in the following business or activities:

                  1.       The publishing of music;

                  2. The production, distribution (including wholesale and retail sales outlets), manufacture or exploitation of music, films, tapes, recordings or electrical transcriptions of any program material intended for radio broadcast use;

                  3. The exploitation, promotion, or management of persons rendering artistic, production and/or other services in the entertainment field;

                  4. The ownership or operation of one or more radio or television Stations;

                  5. The wholesale or retail sale of records intended for public purchase;

                  6. The sale of advertising time other than on Station(s) or any other Station owned by the Broker.

                  7. A full disclosure of any such interest referred to in paragraph 6, above, is as follows:

                           -----------------------------------------------------
                           -----------------------------------------------------
                           -----------------------------------------------------

-------------------------------

                                     Affiant

Subscribed and sworn to before me this ____ day of _________, 200__.


-----------------------------
Notary Public

My commission expires: __________